SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): January 6, 2016

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 6, 2016, the Registrant's Board of Directors ("Board") appointed Wilkes J. Graham as its Chief Financial Officer, effective January 19, 2016. Mr. Graham will replace Steven M. Belote, who will become the Registrant's Chief Operating Officer and will resign from his position as Chief Financial Officer at that time. Mr. Graham has over 16 years of experience in the real estate and financial services industries and since 2010 has served as Director of Research at Compass Point Research and Trading, LLC ("Compass Point"), where he managed Compass Point's equity research department.

Prior to joining Compass Point, Mr. Graham worked at FBR Capital Markets & Co. ("FBR") as a Vice President and a Senior Sell-Side Analyst, where he focused on the real estate sector. Mr. Graham received his B.S. in Business Administration and his MBA from the University of North Carolina's Kenan-Flagler Business School.

Mr. Belote has served as the Registrant's Chief Financial Officer since August 2011. After receiving a Bachelor’s of Science Degree in Accounting from Virginia Tech, he spent seven years working in Washington, DC with BDO Seidman, LLP, a large international public accounting and consulting firm. In June 1995, he joined Shore Bank as its CFO, subsequently playing a significant role in taking the bank public in 1997. Mr. Belote served as CFO for the bank’s publicly-traded bank holding company, Shore Financial Corporation, until the company was purchased in June 2008. Mr. Belote continued as the bank’s CFO until becoming its president in June 2009; a role he held until December 2010.

There are no arrangements or understandings between Mr. Graham and Mr. Belote and any other persons pursuant to which they were selected as Chief Financial Officer and Chief Operating Officer, respectively. There are also no family relationships between Mr. Graham and Mr. Belote and any director or executive officer of the Registrant and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Registrant entered into a letter agreement with Mr. Graham (the “Offer Letter”) dated January 6, 2016, establishing his compensation as Chief Financial Officer as summarized below.

Salary. Mr. Graham’s annual salary rate will be $350,000.

Equity Compensation. In connection with his appointment, Mr. Graham will receive a one-time stock award equivalent to $25,000 subject to the terms of the Registrant’s 2015 Long-Term Incentive Plan.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In his role as as Chief Operating Officer, Mr. Belote's compensation will be substantially equivalent to his former role as Chief Financial Officer, as summarized below.

Salary. Mr. Belote's annual salary rate will be $265,000.

Equity Compensation. Mr. Belote remains eligible to participate in the Registrant’s 2015 Long-Term Incentive Plan.

In connection with their appointments as Chief Operating Officer and Chief Financial Officer, the Registrant will enter into employment agreements with Mr. Belote and Mr. Graham. The Registrant will file the employment agreements with Mr. Graham and Mr. Belote within four business days of their execution.

ITEM 8.01 OTHER EVENTS.

On January 11, 2016, the Registrant filed a press release announcing the appointment of Mr. Graham as Chief Financial Officer and Mr. Belote as Chief Operating Officer. A copy of this press release is attached as an Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

10.1	Offer Letter between the Registrant and Wilkes J. Graham, dated January 6, 2016.
99.1	Press release dated January 11, 2016, announcing the appointment of Wilkes J. Graham as Chief Financial Officer, and Steven M. Belote as Chief Operating Officer.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: January 11, 2016

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Offer Letter between the Registrant and Wilkes J. Graham, dated January 6, 2016.
99.1	Press release dated January 11, 2016, announcing the appointment of Wilkes J. Graham as Chief Financial Officer, and Steven M. Belote as Chief Operating Officer.